EXHIBIT 99.1

CytRx Receives Notification of Non-Compliance with NASDAQ Minimum Bid Requirement

Plans to Request a Hearing

LOS ANGELES (February 17, 2012) – CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical company specializing in oncology, today announced that, as anticipated, on February 15, 2012, the Company was notified by The NASDAQ Stock Market that because the Company has not regained compliance with the $1.00 minimum bid price requirement under NASDAQ Listing Rule 5550(a)(2), the Company’s common stock would be subject to delisting from The NASDAQ Capital Market unless the Company requests a hearing before a NASDAQ Hearings Panel (the “Panel”). The notification has no effect on the listing of CytRx's common stock at this time, which will continue to trade on The NASDAQ Capital Market under the trading symbol "CYTR."

The Company intends to request a hearing before the Panel, which will stay any delisting action in connection with the NASDAQ notification and allow continued listing of the Company's common stock on The NASDAQ Capital Market until the Panel renders a decision subsequent to the hearing.  At the hearing, CytRx intends to submit a plan outlining its strategy for regaining compliance with the continued listing requirements.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company specializing in oncology. The CytRx oncology pipeline includes three programs in clinical development for cancer indications: INNO-206, tamibarotene and bafetinib. With its tumor-targeted doxorubicin conjugate INNO-206, CytRx has initiated an international Phase 2b clinical trial as a treatment for soft tissue sarcomas, is completing its ongoing Phase 1b/2 clinical trial and plans to initiate a Phase 2 trial for an undisclosed solid tumor indication in the first half of 2012. CytRx's pipeline also includes tamibarotene, which it is testing in a double-blind, placebo-controlled, international Phase 2b clinical trial in patients with non-small-cell lung cancer, and which is in a clinical trial as a treatment for acute promyelocytic leukemia (APL). The Company is evaluating bafetinib in the ENABLE Phase 2 clinical trial in high-risk B-cell chronic lymphocytic leukemia (B-CLL), and plans to seek a partner for further development of bafetinib. For more information about the Company, visit www.cytrx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the continued listing of the Company’s common stock on the NASDAQ Capital Market, uncertainties related to the outcome, timing and results of CytRx's ongoing and planned clinical trials, the significant time and expense that will be incurred in developing any of the potential commercial applications for CytRx’s drug candidates, risks related to CytRx's ability to manufacture its drug candidates in a timely fashion, cost-effectively or in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com

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